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                                                                     Exhibit 2.1


                               ECONOMETRICS, INC.

                   8% CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

         THIS 8% CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this "Agreement") is made as of September 30, 1999, by and among Econometrics, Inc., a Colorado corporation ("Parent"), Econometrics, Inc., an Illinois corporation and a wholly owned subsidiary of Parent ("Sub"; Sub and Parent hereinafter are collectively referred to as the "Companies" and individually as a "Company"), and Scherer Healthcare, Inc., a Delaware corporation (the "Investor").

                                R E C I T A L S:

         A. The Companies have, jointly and severally, authorized the issuance of $2,000,000 aggregate principal amount of 8% Convertible Debentures due 2004 (the "Debenture"), with the terms, rights and privileges set forth in EXHIBIT A hereto (the "Debenture Certificate").

         B. The Companies desire to sell the Debenture to the Investor, and the Investor desires to purchase the Debenture from the Companies, on the terms and subject to the conditions set forth in this Agreement.

         C. Certain capitalized terms shall have the meanings sets forth in APPENDIX A hereto.

         THE PARTIES AGREE AS FOLLOWS:

                  1. PURCHASE AND SALE OF DEBENTURE.

                           1.1      SALE AND ISSUANCE OF  DEBENTURE.  Subject to
the terms and conditions hereof, the Companies, jointly and severally, shall issue and sell to the Investor and the Investor agrees to purchase from the Companies the Debenture at an aggregate purchase price of $2,000,000 (the "Purchase Price").

                           1.2      CLOSING.  Subject to the  satisfaction  or
waiver of the conditions set forth herein, the closing of the purchase and sale of the Debenture shall take place at the offices of the Companies, 111 East Wacker Drive, Suite 1250, Chicago, Illinois 60601, on the date hereof and simultaneously with the execution and delivery of this Agreement, or at such other place and time as the Companies and the Investor mutually agree (which date, time and place are designated the "Closing").

                           1.3      DELIVERY.  At the  Closing,  the  Companies
shall deliver to the Investor the Debenture Certificate, duly executed by each Company, against delivery to the Companies by the Investor of (i) an executed copy of this Agreement, and (ii) the Purchase Price payable by certified check or wire transfer in immediately available funds.

                  2. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES TO THE INVESTOR. The Companies (references herein to the Company shall mean the Company and each Subsidiary of the Company) hereby, jointly and severally, represent and warrant to the Investor as follows:


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                           2.1      CORPORATE ORGANIZATION AND AUTHORITY.

                                    (a)     Each Company is a corporation  duly
organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own, lease and operate the assets used in its business and to carry on its business as presently conducted and as proposed to be conducted. SCHEDULE 2.1(A) hereto contains a true, correct and complete copy of each Company's certificate or articles of incorporation and bylaws. Each Company has made available to the Investor and its counsel true, correct and complete copies of all minutes of meetings and all written consents of its directors and stockholders.

                                    (b)     Each  Company has all  requisite
corporate power to execute, deliver and perform the transactions contemplated by this Agreement, the Debenture Certificate, the Stockholders Agreement (as defined below) and the Registration Rights Agreement (as defined below) (the Stockholders Agreement and the Registration Rights Agreement are referred to as the "Related Agreements"), in each case to the extent to which such Company is a party thereto.

                                    (c)     Each  Company  is  qualified  as a
foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, finances, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities, operations, customer, supplier or employee relations, business prospects or properties of such Company (a "Material Adverse Effect").

                           2.2      CAPITALIZATION.

         Immediately prior to the Closing, the authorized capital of the Companies shall consist of:

                                    (a)     PREFERRED STOCK.  (i) Ten   million
(10,000,000) shares of Preferred Stock, $.10 par value per share, of Parent are duly authorized, none of which shares are issued and outstanding. No shares of Preferred Stock of Sub are authorized, issued or outstanding.

                                    (b) COMMON STOCK.  Seven hundred and fifty
million (750,000,000) shares of Common Stock, no par value per share, of Parent (the "Common Stock") are duly authorized, of which 11,141,342 shares are issued and outstanding. The issued and outstanding shares of Common Stock are held of record as set forth on SCHEDULE 2.2(b). All of such issued and outstanding shares of Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable with no personal liability attached to the ownership thereof, and were issued in compliance with applicable state and federal securities laws. Such shares were issued without violation of any preemptive rights. Except as set forth in the articles or certificate of incorporation of Parent, this Agreement, the Debenture Certificate or SCHEDULE 2.2(b), there are no outstanding warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company (which Schedule sets forth the name of the holder of such warrants, options or other rights, the number of shares issuable thereunder and the exercise price thereof). Immediately after the Closing, 4,635,299 shares of Common Stock will be reserved for issuance upon conversion of the Debenture. Except as set forth on SCHEDULE 2.2(b), (i) no Securities of




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Parent are issued and outstanding, (ii) there are no outstanding plans, contracts, agreements or commitments relating to the issuance or purchase by Parent, directly or indirectly, of any Securities and (iii) there are no preemptive or similar rights to purchase or otherwise acquire any Securities of Parent.

         Five hundred thousand (500,000) shares of Common Stock, no par value per share, of Sub (the "Sub Common Stock") are duly authorized, of which 205,013.24 shares are issued and outstanding. All of the issued and outstanding shares of Sub Common Stock are owned by Parent. All of such issued and outstanding shares of Sub Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable with no personal liability attached to the ownership thereof, and were issued in compliance with applicable state and federal securities laws. Such shares were issued without violation of any preemptive rights. There are no outstanding warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company. Except as set forth herein, (i) no Securities of Sub are issued and outstanding, (ii) there are no outstanding plans, contracts, agreements or commitments relating to the issuance or purchase by Sub of any Securities and (iii) there are no preemptive or similar rights to purchase or otherwise acquire any Securities of Sub.

                           2.3      SUBSIDIARIES.  Except as set forth in
SCHEDULE 2.3, the Companies do not own, have any investment in, or control, directly or indirectly, any capital or other equity interest or participation in any Subsidiaries, associations or other business entities nor is any Company a participant in any joint venture or partnership nor is any Company, directly or indirectly, subject to any obligation or requirement to provide funds to, or invest in, any Person.

                           2.4      AUTHORIZATION.  All  corporate  actions  on
the part of each Company and its respective officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement, the Debenture Certificate and the Related Agreements, and for the sale, issuance, grant and delivery of the Debenture and the Common Stock issuable upon conversion of the Debenture have been taken, and this Agreement, the Debenture Certificate and the Related Agreements constitute legally binding and valid obligations of each Company that is a party thereto enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, and similar laws affecting enforcement of creditors' rights generally and rules of law concerning equitable remedies. The sale and issuance of the Debenture and the subsequent conversion of the Debenture into Common Stock are not and will not be subject to any preemptive rights or rights of first refusal.

                           2.5      VALIDITY OF DEBENTURE AND COMMON STOCK.  The
Debenture, when sold, issued and delivered in accordance with the terms and for the consideration expressed in this Agreement and the shares of Common Stock issued upon conversion of the Debenture (the "Conversion Shares"), shall be duly and validly issued, fully-paid and non-assessable, and will be free of any liens or encumbrances; provided, however, that the Debenture and the Conversion Shares may be subject to restrictions on transfer under applicable state and/or federal securities laws as set forth herein or as may be required by such laws at the time a transfer is proposed.

                           2.6      NO CONFLICT WITH OTHER  INSTRUMENTS.  The
execution, delivery and performance of this Agreement, the Debenture Certificate and the Related Agreements will not result in any violation of, be in conflict with, constitute a default or give rise to any right of




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termination, cancellation or acceleration under, with or without the passage of time or the giving of notice or both: (i) any provision of either Company's articles or certificate of incorporation or bylaws; (ii) any provision of any judgment, decree, writ or order to which either Company is a party or by which it or any of its property is bound; (iii) any contract, obligation or commitment to which either Company is a party or by which it or any of its property is bound; or (iv) any statute, governmental rule or regulation applicable to either Company. The execution, delivery and performance of and compliance with this Agreement, the Debenture Certificate and the Related Agreements, and the issuance and sale of the Debenture pursuant hereto and of the Conversion Shares pursuant to the Debenture Certificate will not, with or without the passage of time or giving of notice or both, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of either Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to either Company, its business or operations or any of its assets or properties.

                           2.7      FINANCIAL  STATEMENTS.  (a) The audited
consolidated balance sheets of Parent dated as of December 31, 1997 and 1998 (the "Audited Balance Sheets") together with the related audited consolidated statements of operations and retained earnings (deficit), the consolidated statements of stockholders' equity and the consolidated statements of cash flow, each for the years ended December 31, 1997 and 1998 (collectively with the Audited Balance Sheets, the "Audited Financial Statements"), the unaudited consolidated balance sheets of Parent dated as of June 30, 1998 and 1999 (the "Interim Balance Sheet"), together with the related unaudited consolidated statements of operations and retained earnings (deficit) and the unaudited consolidated statement of cash flows, each for the three and six months ended June 30, 1998 and 1999 (collectively with the Interim Balance Sheets, the "Interim Financial Statements" and together with the Audited Financial Statements and the Interim Balance Sheets, the "Financial Statements") are attached hereto as SCHEDULE 2.7(a). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") for the periods covered (except as may be indicated in the notes thereto). The Financial Statements fairly present the consolidated financial position of the Companies as of the dates and for the periods indicated thereon and the results of operations, retained earnings and changes in cash flows of the Companies as of such dates and for the periods then ended in accordance with GAAP.

                           (b)      Except as set forth on SCHEDULE  2.7(b),
the Companies have no liabilities, absolute or contingent, which are, individually or in the aggregate, material to the financial condition or operating results of either Company that are not reflected on the Interim Balance Sheet. There are no "loss contingencies" (as defined in Statement of Financial Accounting Standards No. 5 issued March 1975), that are not adequately provided for on the Interim Balance Sheet or set forth on SCHEDULE 2.7(b). Except as set forth in SCHEDULE 2.7(b), neither Company has any indebtedness for borrowed money that either Company has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which either Company has otherwise become directly or indirectly liable.

                           (c)      SCHEDULE  2.7(c) sets forth an accurate and
complete list of indebtedness for borrowed money owed to persons or entities brought to the Company by Jeffrey Goldberg, including the date the Company received the loan proceeds, the identity of the lender, the amount borrowed, the amount previously repaid by the Company, the principal balance outstanding as of the date hereof, the interest rate applicable to such loans, the interest accrued


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and unpaid through the date hereof, the maturity date of such loans, and the number and terms of warrants to purchase Common Stock granted in connection therewith. The persons and entities identified as lenders on such SCHEDULE 2.7(c) are referred to collectively as the "Goldberg Group" and the debt owed by the Company to the members of the Goldberg Group is referred to as the "Goldberg Group Loans." The Company has the right to prepay all or any portion of the Goldberg Loans at any time or from time to time without penalty and without the consent of any member of the Goldberg Group or any other third party.

                           2.8      CHANGES  IN  CONDITION.  Except  as
contemplated herein or as described on SCHEDULE 2.8, since the date of the Interim Balance Sheet, there has not been:

                                    (a)     any  material   damage,  destruction
or loss to either Company's business, finances, assets, liabilities, operations, properties or prospects, whether or not covered by insurance;

                                    (b)     any waiver by either Company of a
material right or a debt owed to it;

                                    (c)     any  satisfaction  or  discharge  of
any liability, lien, claim or encumbrance or payment of any obligation by either Company, except those which have occurred in the ordinary course of business and which have not had a Material Adverse Effect;

                                    (d)     any material change in any
compensation arrangement or agreement with any employee, officer, director or stockholder;

                                    (e)     any adverse  change in the condition
(financial or otherwise) of the business, finances, assets, liabilities (fixed or contingent), operations, properties or prospects of either Company from that reflected in the Interim Balance Sheet;

                                    (f)     any  declaration  or  payment of any
dividend or other distribution with respect to any share of Parent's capital stock;

                                    (g)     any mortgage,  pledge or other
encumbrance of any of either Company's assets or properties, tangible or intangible, nor any commitment to do any of the foregoing, except for liens for current taxes that are not yet due and payable;

                                    (h)     any  commitment  to borrow  money or
provide financial support to any Person entered into by either Company;

                                    (i)     any  disposal  of, or  agreement  to
dispose of, any asset or property, tangible or intangible, except in the ordinary course of business, and in each case for a consideration at least equal to the fair market value of such asset or property, nor any lease or license to others, or agreement so to lease or license, any asset or property, except in the ordinary course of business;

                                    (j)     any  write-down  of the value of any
inventory of either Company, or any write-off as uncollectible of any accounts or notes receivable of either Company;




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                                    (k)     any purchase or  agreement  to
purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity;

                                    (l)     any   expenditure   or  commitment
for the purchase, acquisition, construction or improvement of a capital asset in excess of $10,000;

                                    (m)     any  material  change  or  agreement
to change any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement;

                                    (n)     any  resignation or termination of
any key officers of either Company; and neither Company knows of the impending resignation or termination of employment of any such officer;

                                    (o)     any  liability  or loss  contingency
incurred by either Company that would have to be disclosed on financial statements (including the notes thereto) in accordance with GAAP, or any change in the contingent obligations of either Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                                    (p)     any  direct  or   indirect   loans
made by either Company to any stockholder, employee, officer or director of either Company;

                                    (q)     any  sale, assignment or transfer of
any patents, trademarks, copyrights, trade secrets or other intangible assets;

                                    (r)     any change in any material agreement
to which either Company is a party or by which it is bound including compensation agreements with either Company's employees;

                                    (s)     any labor organization activity;

                                    (t)     any change in the  accounting or tax
methods, practices or assumptions followed by either Company;

                                    (u)     any  other  event  or  condition  of
any character that, either individually or cumulatively, has had or is reasonably expected to have a Material Adverse Effect.

                           2.9      LITIGATION.  Except as set forth on
SCHEDULE 2.9, there is no action, suit, proceeding or investigation pending or to either Company's knowledge currently threatened against either Company that questions the validity of this Agreement, the Debenture Certificate, or the Related Agreements or the right of either Company to enter into this Agreement, the Debenture Certificate or any of such Related Agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the business, finances, assets, liabilities, operations, properties or prospects of either Company, or any change in the current equity ownership of either Company. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of either Company's employees, their use in connection



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with either Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither Company is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth in SCHEDULE 2.9, there is no action, suit, proceeding or investigation by either Company currently pending or which either Company intends to initiate.

                           2.10     PROPERTIES;  TITLE;  LIENS AND ENCUMBRANCES.
Except as set forth in SCHEDULE 2.10, neither Company owns or leases any real property. Except as set forth in SCHEDULE 2.10, the Interim Balance Sheet reflects all of the personal property used by either Company in its business or otherwise held by either Company, except for (i) property acquired or disposed of in the ordinary course of the business of either Company since the date of the Interim Balance Sheet, and (ii) property not required under generally accepted accounting principles to be reflected thereon. Except as set forth in
SCHEDULE 2.10, each Company has good and marketable title to all of its properties and assets. Each Company has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge. All of the fixed assets and properties included in the Interim Financial Statements or thereafter acquired are in satisfactory condition and repair and are adequate and suitable for the requirements of each Company's business as presently conducted. There does not exist any condition which interferes with the economic value or use of such assets.

                           2.11     PATENTS AND  TRADEMARKS.  (a) Each Company
owns or possesses sufficient legal rights to all domestic and foreign patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes, and applications and registrations therefore, and designs, customer lists, inventions and know-how, other confidential or proprietary information and other intellectual property rights (collectively "Intellectual Property Rights") necessary to permit each Company to carry on its business as now conducted or as proposed to be conducted without any known infringement of the rights of others. SCHEDULE 2.11 sets forth a full and complete list of all Intellectual Property Rights. Except as set forth on
SCHEDULE 2.11, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is either Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other person or entity (other than such licenses or agreements arising from the purchase of "off the shelf" or standard products). Except as set forth on SCHEDULE 2.11, neither Company has received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property Rights of any other Person. Except as set forth in agreements with either Company, neither Company is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the carrying on of the Companies' business by the employees of either Company, nor the conduct of either Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. Neither Company believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its


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employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to either Company.

                           (b)      All  registered  patents,  copyrights,
trademarks, and service marks of each Company are in full force and effect and are not subject to any taxes or maintenance fees. To the knowledge of the Companies, neither Company markets or sells, or proposes to market or sell, any product or service that violates or would violate any Intellectual Property Rights of a third party. There is no pending or, to the best knowledge of the Companies, threatened claim or litigation against either Company contesting the right to use its Intellectual Property Rights, asserting the invalidity, unenforceability or misuse of any thereof, or asserting the infringement or other violation of, or conflict with, any Intellectual Property Rights of a third party. The Intellectual Property Rights of the Companies do not infringe, violate or conflict with any Intellectual Property Rights of a third party and no third party infringes, violates or is in conflict with the Intellectual Property Rights of either Company. All prior art known to the Companies which may be or may have been pertinent to the examination of any patent or patent application listed on SCHEDULE 2.11 has been cited to the United States Patent and Trademark Office. Each Company has taken all reasonable security measures to protect the secrecy, confidentiality and value of its customer lists, trade secrets, proprietary processes and formulae, inventions, know-how and other confidential and proprietary information. All inventions and know-how conceived by employees or consultants of either Company and related to the business of either Company were "works for hire", and all right, title, and interest therein were transferred and assigned to the Company.

                           (c)      None of the  Intellectual  Property Rights
of either Company are subject to any outstanding judgment or contract restricting the use thereof by either Company. Neither Company has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Rights.

                           (d)      All licenses,  sublicenses or other rights
of use of the Intellectual Property Rights licensed by either Company (the "LICENSED RIGHTS") are valid and authorized by the terms under which the Company licenses or otherwise uses such Licensed Rights. Neither Company is in default in the payment of any royalties, license fees or other consideration to any owner or licensor of any Licensed Rights used in or necessary for the conduct of either Company's business as now conducted and as proposed to be conducted or to any agent or representative of any such owner or licensor by reason of the use thereof by either Company and neither Company is otherwise in default in the performance of any of its obligations to any such owner or licensor, and no such owner or licensor, nor any such agent or representative, has notified either Company of any claim of any such default.

                           2.12     TAXES. All federal,  state,  local and
foreign tax returns and reports required to be filed by either Company have been filed, and all taxes, interest, assessments or deficiencies, fees and other governmental charges upon either Company, or upon any of its properties, income or franchises, shown in such returns and on assessments received by either Company to be due and payable or claimed to be due and payable by any governmental authority, have been paid. Neither Company has executed or filed with any taxing authority any agreement, waiver or consent for the extension of the period for assessment or collection of any taxes or the audit of any tax returns or reports. Neither Company is a party to any pending action or proceeding, nor, to the knowledge of either Company, is any such action or proceeding threatened by any governmental authority for the assessment or collection of taxes, interest,


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penalties, assessments or deficiencies, and no claim for assessment or collection of taxes, interest, penalties, assessments or deficiencies has been asserted against either Company. No material issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, reports, business or properties of either Company which has not been settled or resolved. Neither Company has agreed to extend the statute of limitations with respect to any tax period or the review or audit of any tax return. No material, special charges, penalties, fines, liens or similar encumbrances have been asserted against either Company with respect to the payment or failure to pay any taxes which have not been paid or received without further liability to either Company.

                           2.13     MATERIAL  AGREEMENTS.  (a)  SCHEDULE 2.13(a)
sets forth all written or oral agreements or understandings to which either Company is a party and which:

                                  (i)    provide for the future purchase of
                  products or services in excess of $10,000 per year or otherwise call for expenditures in excess of $10,000 per year;

                                  (ii)   provide for the employment of, or any
                  covenant not to compete by, any director, officer, key employee or consultant;

                                  (iii)  provide for the borrowing of money or
                  a line of credit or a leasing transaction of a type required to be capitalized in accordance with GAAP;

                                  (iv)   provide for the sale, assignment,
                  license, or other disposition of any asset outside the ordinary course of business;

                                  (v)    provide for the lease of any real or
                  personal property with lease payments in excess of $5,000 per year;

                                  (vi)   were entered into with any labor union;

                                  (vii)  provide for a tax sharing;

                                  (viii) restrict either Company or any
                  officer or key employee of either Company from engaging in any business activity anywhere in the world, restrict any such officer or key employee in the performance of his or her obligations and responsibilities to either Company, or create any other obligation or liability of any such officer or key employee arising from his or her prior employment;

                                  (ix)   grant to any Person other than either
                  Company any right, title, or interest in any Intellectual Property Rights;



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

                                  (x)    provide for the licensing or
                  distribution of products or services by, or establish an agency relationship with, any other party;

                                  (xi)   provide for a loan, guaranty, surety,
                  indemnity or other financial support to any Person, including, without limitation, any director, officer, employee, or consultant;

                                  (xii)  grant to any Person a security
                  interest in any asset or right;

                                  (xiii) any agreement not terminable by the
                  Company with less than 30 days' advance notice and without penalty;

                                  (xiv)  provide for the purchase within the
                  last two years of any entity, all or substantially all assets of any entity or any other business operation, in each case with consideration in excess of $10,000; or

                                  (xv)   are otherwise material to either
                  Company.

                                  (b)     Each  Company  has  delivered  to the
Investor correct and complete copies of all agreements and understandings listed on SCHEDULE 2.13(a) (the "MATERIAL DOCUMENTS"). Each Material Document is in full force and effect and constitutes a valid and binding obligation of the Company that is a party thereto, and, to the best knowledge of each Company, all other parties thereto. Each Company has in all respects performed the obligations required to be performed by it and is not in default or alleged to be in default in any material respect under any Material Document. There exists no event or condition which, after notice or lapse of time, or both, would constitute such default. To the best knowledge of the Companies, there are no material defaults by any other party to any Material Document.

                                  (c)     Except as set forth in SCHEDULE
2.13(c), neither Company has granted any rights to license, market, or sell its products or services to any Person and is not bound by any agreement that affects either Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services.

                           2.14     NO DEFAULTS,  VIOLATIONS OR CONFLICTS.
Neither Company is in violation of any term or provision of its articles or certificate of incorporation or bylaws, or any judgment, decree, order, statute, rule or regulation, which has had or could have a Material Adverse Effect.

                           2.15     SECURITIES ACT.  Subject to the accuracy of
the Investor's representations in Section 4 hereof, the offer, sale, grant and issuance of the Debenture and the Conversion Shares upon the conversion of the Debenture, constitute transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the securities acts and laws of any other applicable jurisdictions.



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

                           2.16     PRIOR  REGISTRATION  RIGHTS.  Except as
described in SCHEDULE 2.16, neither Company is under any contractual obligation to register under the Securities Act (whether upon demand or upon filing any other registration statement) any of its presently outstanding securities or any of its securities that may subsequently be issued.

                           2.17     DISTRIBUTIONS. There has been no declaration
or payment by either Company of any dividend, nor any other distribution by either Company of any assets of any kind, to any of its stockholders.

                           2.18     EMPLOYEE  BENEFIT  PLANS.  Except for those
plans described on SCHEDULE 2.18 (the "Plans"), neither Company now has, maintains or contributes to (and each Company has not previously had, maintained or contributed to) any "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). With respect to the Plans described on SCHEDULE 2.18, each Company warrants and represents that such Plans have been maintained in material compliance with all applicable laws and regulations. The consummation of the transactions contemplated by this Agreement will not constitute a triggering event under any Plan that will, or upon the occurrence of subsequent events would, accelerate the time of payment or vesting, or increase the amount of compensation or benefits, for any director, officer, employee, or former employee of either Company.

                           2.19     BROKERS AND FINDERS.  Neither  Company has
incurred or will incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                           2.20     COMPLIANCE  WITH  LAWS;  PERMITS.  To  its
knowledge, neither Company is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, finances, assets, liabilities, operations, properties or prospects of either Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Debentures or the Conversion Shares, except (i) filings that have been duly and validly obtained or filed,
(ii) with respect to any filings that must be made after the Closing, filings that will be filed in a timely manner or (iii) such consents or filings which the failure to obtain or file would not, individually or in the aggregate, have a Material Adverse Effect. Each Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which has had or could have a Material Adverse Effect and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

                           2.21     FULL  DISCLOSURE.   This  Agreement
(including the Schedules and Exhibits attached hereto and instruments delivered in connection herewith, including, without limitation the Debenture Certificate and the Related Documents) does not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein or therein not misleading. There is no fact which either Company has not disclosed to the Investor and its counsel in writing and of which either Company is aware which may have a Material Adverse Effect. The financial projections and other estimates prepared by the Companies and presented to the Investor were prepared by the Companies in good faith based on the Companies' experience in the industry and on assumptions of fact and opinion as to future events which the Companies, at the date hereof, believed to be reasonable. As of the date hereof, no facts have come to the attention of either Company which would, in its opinion, require either Company to revise the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

                           2.22     PATENT,  COPYRIGHT  AND  NONDISCLOSURE
AGREEMENTS. Except as set forth on SCHEDULE 2.22, each employee, officer and consultant (other than outside legal counsel and independent accounting firms) of each Company has entered into a Patent, Copyright and Nondisclosure Agreement substantially in the form attached hereto as EXHIBIT E, with such changes as may have been approved by the Board of Directors of the respective Company.

                           2.23     INSURANCE.  The  Companies  maintain  valid
and effective insurance policies, issued by financially sound and reputable insurers, to insure them against all risks usually insured against by Persons conducting businesses similar to that of the Companies in the locality in which such businesses are conducted. The Companies have paid all due premiums with respect to all policies of insurance currently maintained by it. The Companies have not received any notice that any insurance policy held by it has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or that the premium on such policy shall be materially increased on the renewal thereof.

                           2.24     OBLIGATIONS TO RELATED  PARTIES.  Except as
set forth on SCHEDULE 2.24, there are no obligations of either Company to officers, directors, stockholders, or employees of either Company other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of either Company). Except as set forth on SCHEDULE 2.24, none of the officers, directors or stockholders of the Company, or any members of their immediate families, are indebted to either Company or have any direct or indirect ownership interest in any firm or corporation with which either Company is affiliated or with which either Company has a business relationship, or any firm or corporation which competes with either Company, except that officers, directors and/or stockholders of either Company may own stock in publicly traded companies which may compete with either Company. Except as set forth on SCHEDULE 2.24, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with either Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of Parent). Except as may be disclosed in the Financial Statements or as set forth on SCHEDULE 2.24, neither Company is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                           2.25     FOREIGN  CORRUPT  PRACTICES  ACT.  Neither
Company has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the best of each Company's knowledge, there is not now, and there has never been, any employment by either Company of, or beneficial ownership in either Company by, any governmental or political official in any country in the world.

                           2.26     USE OF PROCEEDS. The Companies shall use the
funds from the purchase of the Debentures by the Investor as follows:

                           (a)  $175,000  shall  be used to  repay a  portion
of the Company's debt to American National Bank and Trust Company of Chicago (the "Bank");

                           (b)  $250,000 shall be used to repay a portion of the
Goldberg Group Loans;

                           (c) $225,789 to pay all amounts owed by the Company
to Trans Union Corp.; and

                           (d) the balance to fund working capital and for other
general corporate purposes.

                           In addition to the  foregoing,  the Company shall use
the proceeds from the Goldberg and Cornett Investments (as defined below), the Trenkman Investment (as defined below) and the prior sale of shares of Common Stock to Hathaway Partners Investment Limited Partnership to repay an additional $275,000 of the principal and interest outstanding under the Goldberg Group Loans. The Companies will use their best efforts to obtain financing or capital from other sources to repay the balance of the Goldberg Group Loans within 30 days after the Closing Date. The Companies will not use the proceeds from any of the foregoing transactions, including the sale of the Debenture hereunder, to obtain the release of any personal guarantees provided by any Person with respect to indebtedness of either Company.

                           2.27     YEAR 2000.  All of the software code and
product developed by either Company, if any, and, to the best knowledge of each Company after due inquiry, any other software code or product owned or used by either Company, (i) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century, and (ii) have been designed to ensure Year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century.

                  3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR TO THE COMPANIES. The Investor hereby represents and warrants to the Companies as follows:

                           3.1      AUTHORIZATION.  When executed and  delivered
by the Investor, and assuming due execution and delivery by the Companies, this Agreement will constitute a valid obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules of law concerning equitable remedies.

                  4.       SECURITIES LAWS.

                           4.1      EXEMPTIONS FROM  REGISTRATION  REQUIREMENTS.
THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT, THE GEORGIA ACT, OR THE SECURITIES ACTS AND LAWS OF ANY OTHER JURISDICTION, AND SUCH SECURITIES WILL BE OFFERED AND ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF ALL SUCH APPLICABLE ACTS AND

LAWS, INCLUDING WITHOUT LIMITATION THE EXEMPTIONS CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT AND SECTION 10-5-9(13) OF O.C.G.A.

                           4.2      SECURITIES LAWS REPRESENTATIONS AND
COVENANTS OF THE INVESTOR.

                                    (a)     This  Agreement  is  made  with  the
Investor in reliance upon the Investor's representation to the Companies', which by the Investor's execution of this Agreement the Investor hereby confirms, that the Debenture and the Conversion Shares to be received by the Investor will be acquired for such Investor's own account, not as a nominee or agent, and not with a view to the direct or indirect sale or distribution of any part thereof in violation of applicable securities laws, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

                                    (b)     The  Investor  understands  and
acknowledges that the offering of the Debenture and the Conversion Shares pursuant to this Agreement will not be registered under the Securities Act or any other applicable securities act or law or any other jurisdiction on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act and
Section 10-5-9(13) of the O.C.G.A. and under such other applicable securities acts or laws, and that the Company's reliance upon such exemptions is predicated upon such Investor's representations set forth in this Agreement.

                                    (c)     The  Investor  acknowledges  that
the Debenture and the Conversion Shares being acquired by Investor must be held indefinitely unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available with respect to such shares. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resales of securities purchased in a private placement subject to the satisfaction of certain conditions, and the Investor is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that, except as set forth herein or in the Registration Rights Agreement, Parent has no plan to satisfy these conditions in the foreseeable future. In no event will the Investor dispose of any of the Debenture or the Conversion Shares other than pursuant to a registration statement under the Securities Act or an exemption from such registration.

                                    (d)     The  Investor  represents  that:
(i) the Investor is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated by the Securities Exchange Commission under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Investor's prospective investment in the Debenture and Conversion Shares; (ii) the Investor has received all the information requested by it from the Companies and considered necessary or appropriate for deciding whether to purchase the Debenture; and (iii) the Investor has the ability to bear the economic risks of such Investor's prospective investment.

                           4.3      LEGENDS. All certificates  for the Debenture
and Conversion Shares shall bear the following legends:

                           "THE SECURITIES REPRESENTED BY THIS
                           CERTIFICATE (THE "SECURITIES") HAVE
                           BEEN ISSUED AND SOLD IN RELIANCE

                           UPON EXEMPTIONS FROM REGISTRATION
                           UNDER THE SECURITIES ACT OF 1933 (THE
                           "1933 ACT"), AND APPROPRIATE EXEMPTIONS

                           FROM REGISTRATION UNDER THE SECURITIES
                           LAWS OF OTHER APPLICABLE JURISDICTIONS.
                           THE SECURITIES MAY NOT BE OFFERED FOR
                           SALE, SOLD OR TRANSFERRED OTHER THAN
                           PURSUANT TO AN EFFECTIVE REGISTRATION
                           OR AN EXEMPTION FROM REGISTRATION. THE
                           ISSUER SHALL BE ENTITLED TO REQUIRE AN
                           OPINION OF COUNSEL REASONABLY SATISFACTORY
                           TO IT WITH RESPECT TO COMPLIANCE WITH
                           THE 1933 ACT."

                           4.4      BLUE SKY  COMPLIANCE.  Parent shall register
or qualify the Debenture for offer and sale to the Investor under, or ensure the availability of exemptions from the registration or qualification requirements of, all applicable state securities or Blue Sky laws.

                  5. CONDITIONS OF INVESTORS' OBLIGATIONS AT THE CLOSING. The obligations of the Investor to purchase the Debenture at Closing are subject to the fulfillment of each of the following conditions, any of which may be waived in writing by the Investor;

                           5.1      REPRESENTATIONS  AND  WARRANTIES.  The
representations and warranties of the Companies contained herein shall be true and correct on and as of the Closing with the same effect as if made on and as of the Closing.

                           5.2      PERFORMANCE.  Each  Company,  on or before
Closing, shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by such Company before the Closing.

                           5.3      LEGAL  COMPLIANCE. As of the  closing  date,
the sale and issuance of the Debenture, and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which the Investor and the Companies are subject.

                           5.4      BOARD OF  DIRECTORS.  As of the  Closing,
the bylaws of Parent and Sub shall provide for a Board of seven (7) members. The Board of Directors of each Company shall elect Robert P. Scherer, Jr. and Kenneth H. Robertson as directors of each Company immediately after the Closing such that the Board shall consist of Robert R. McGuire, Walter G. Cornett III,
A. Ward McCally, Brian J. Dettmann, Jeffrey L. Goldberg, Robert P. Scherer, Jr. and Kenneth H. Robertson.

                           5.5      PROCEEDINGS  SATISFACTORY.  At or  before
Closing, all corporate and legal proceedings in connection with the transactions contemplated at the Closing and all documents and papers relating to such transactions shall be reasonably satisfactory in form and substance to the Investor. The Investor shall have received certified copies of all requisite corporate actions taken by the Companies to authorize the execution and delivery of this Agreement, the Debenture Certificate and the Related Agreements, their respective performance thereunder (including required amendments to the bylaws), and the consummation of the transactions contemplated thereby.

                           5.6      STOCKHOLDERS  AGREEMENT.  At  or  prior  to
the Closing, Parent, Robert R. McGuire, Walter G. Cornett III, WCI, Inc., and the Investor shall have entered into the Stockholders Agreement in the form attached hereto as EXHIBIT 5.6 (the "Stockholders Agreement").

                           5.7      REGISTRATION  RIGHTS  AGREEMENT. At or prior
to the Closing, Parent and the Investor shall have entered into the Registration Rights Agreement in the form attached as EXHIBIT 5.7 hereto (the "Registration Rights Agreement").

                           5.8      REQUIRED  CONSENTS.  All consents, approvals
and other actions of, and notices and filings with, all Persons as may be necessary or required with respect to the execution and delivery by the Companies of this Agreement, the Debenture Certificate, and the Related Agreements and the transactions contemplated thereby, shall have been obtained or made.

                           5.9      DUE  DILIGENCE.  The  Investor  shall be
reasonably satisfied in all respects with the results of its business, legal and accounting due diligence review of the Companies.

                           5.10     RESERVATION OF CONVERSION  SHARES. At or
before Closing, the Conversion Shares issuable upon conversion of the Debenture shall have been duly authorized and reserved for issuance upon such conversion.

                           5.11     LEGAL  OPINION.  At or before  Closing,  the
Investor shall have received an opinion from Ross & Hardies substantially in the form of EXHIBIT 5.11.

                           5.12     EXTENSION  OF MATURITY  OF BANK DEBT.  The
Bank shall have extended, or shall have agreed in writing to extend, to no earlier than December 15, 2000 the date on which the principal balance is due to be paid by the Company pursuant to the Installment Note (Secured) dated June 30, 1999, between Sub, as borrower, and the Bank as lender. The only condition to the Bank's agreement to extend the maturity date of the Installment Note shall be the consummation of the purchase and sale of the Debenture hereunder and the Company's use of $175,000 of the proceeds therefrom to repay $175,000 of the principal balance outstanding under the Installment Note.

                           5.13     ADDITIONAL  INVESTMENTS.  Prior to or
simultaneous with the Closing, Parent shall sell to Richard Trenkmann, Jeffery
L. Goldberg and Walter G. Cornett III (or affiliates that they control) the number of shares of Common Stock set forth opposite its or his respective name below at a purchase price per share of $.4315 payable by wire transfer or certified check in immediately available funds:


                           Name                                    Shares                Total Price
                           ----                                    ------                -----------
                           Richard Trenkmann                    231,765 shares               $100,000
                           Jeffrey L. Goldberg                  144,853 shares                 62,500
                           Walter G. Cornett III                144,853 shares                 62,500
                                                                                               ------
                               Total                            521,471 shares               $225,000

The Company shall have received payment in full for such shares prior to or simultaneous with the Closing. The purchase of such shares by Mr. Goldberg and Mr. Cornett is referred to as the "Goldberg and Cornett Investments" and the purchase of shares by Richard Trenkmann is referred to as "Trenkmann Investment."

                  6. CONDITIONS OF THE COMPANIES' OBLIGATIONS AT THE CLOSING. The obligations of the Companies under this Agreement are subject to the representations and warranties of the Investors contained in Sections 3 and 4 having been satisfied and being true and correct on and as of the Closing with the same effect as though said representations and warranties had been made on and as of such Closing. This condition may be waived in writing by the Companies at any time.

                  7. COVENANTS OF THE COMPANIES. Each Company hereby covenants and agrees as follows:

                           7.1      ELECTION  OF  DIRECTORS.  Immediately
following the Closing, the Board of Directors of each Company shall take such action as may be necessary to increase the number of directors to seven and to elect Robert P. Scherer, Jr. and Kenneth H. Robertson as directors of each Company. Each year thereafter during the Applicable Period in connection with the Annual Meeting of Stockholders or any other meeting of stockholders of each Company at which directors are nominated or elected, the Investor shall be entitled to designate two individuals (the "Investor Nominees") for nomination for election as directors. The Board of Directors of each Company and each Company agrees to nominate the Investor Nominees for election as directors and to recommend that the stockholders vote in favor of their election. During the Applicable Period, the size of the Board of Directors of either Company shall not be expanded without the approval of the Investor Nominees then serving on the respective Board of Directors. Notwithstanding the foregoing, in the event that during the Applicable Period the number of directors of either Company is increased, the number of Investor Nominees that the Investor is entitled to designate shall be increased such that the number of Investor Nominees shall not be less than 20% of the total number of directors on such Board. The Bylaws of each Company shall be amended as soon as practicable after the date hereof to provide for the nominations as set forth in this Section 7.1, which bylaw provision may not thereafter be amended or changed during the Applicable Period without the consent of the Investor Nominees then serving as directors.

                           7.2      USE OF PROCEEDS.  The Companies  shall use
the proceeds received upon the sale of the Debenture to pay transaction fees and expenses related to the transactions contemplated by this Agreement, and for the purposes specified in Section 2.26.

                           7.3      ACCESS TO RECORDS.  At all times during the
Applicable Period, the Companies shall afford to the Investor and its authorized employees, counsel, accountants and other representatives, upon reasonable notice and during ordinary business hours, (a) free and full access, at all reasonable times and for any reasonable purpose, to all books, records and properties of the Companies, and (b) the opportunity to interview any directors, officers, and employees of the Companies regarding the affairs of either Company.

                           7.4      BUDGET.  At least 30 days  before the
beginning of each fiscal year of Parent that begins during the Applicable Period, Parent shall deliver to the Investor a budget for such fiscal year, including consolidated and consolidating projected balance sheets and statements of income and cash flows of the Companies for each quarter of such fiscal year (the "BUDGET") and a copy of each Company's annual business plan. Parent shall deliver, in a timely fashion, to the Investor any updated or revised budget or business plan presenting the information required hereunder.

                           7.5      FINANCIAL  STATEMENTS. During the Applicable
Period, Parent shall deliver to the Investor the following:

                                    (a)     within 45 days after the end of each
of the first three quarters of each fiscal year (i) consolidated and consolidating balance sheets of the Companies at the end of such quarter, (ii) consolidated and consolidating statements of income and cash flows for such quarter and for the period from the beginning of the current fiscal year to the end of such quarter, together with comparisons to such statements for the corresponding periods in the prior year and to the current Budget, and (iii) a management discussion of the results for such quarter compared with the previous quarter and the projections in the Budget for such quarter; and

                                    (b)     within 90 days after the end of each
fiscal year of Parent, (i) audited consolidated and consolidating balance sheets of the Companies at the end of such fiscal year, together with comparisons to such balance sheets of the Companies at the end of the prior fiscal year, (ii) audited consolidated and consolidating statements of income and cash flows of the Companies for such fiscal year, together with comparisons to such statements for the prior fiscal year, and (iii) an audit report of Parent's independent accounting firm on such consolidated balance sheets and statements.

                  All financial statements to be delivered under this Section shall be in accordance with the books and records of the Companies and shall have been prepared in accordance with GAAP applied on a consistent basis.

                           7.6      PROCEEDINGS.  Promptly after obtaining
knowledge thereof, the Companies shall notify the Investor of (i) the commencement or threat of any material action, suit, claim, investigation or other proceeding by or before any governmental authority or arbitrator against either Company, (ii) any survey that contains material adverse findings with respect to any Company property or assets, (iii) any material judgment, decree, injunction, or order of any governmental authority or arbitrator entered against, or any settlement agreement entered into by, either Company, (iv) any default by either Company under any material agreement and (v) any other event that may result in a Material Adverse Effect.

                           7.7      CONDUCT OF  BUSINESS.  Each Company  shall
take all actions required to assure that it (i) remains duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) maintains all requisite governmental authority, licenses, and permits to conduct its business, and (iii) complies in all material respects with all of its contractual obligations and applicable laws and regulations.

                           7.8      PROPRIETARY  INFORMATION AND CONFIDENTIALITY
AGREEMENT. Each Company shall cause each employee or consultant of such Company to enter into a Proprietary Information and Confidentiality Agreement as a condition to employment by or engagement with such Company.

                           7.9      INSURANCE.  Each Company shall maintain
insurance coverage of a type and amount customary for corporations of similar size engaged in similar lines of business. The Board of Directors of Parent shall use its reasonable best efforts to obtain directors' and officers' insurance, in an amount reasonably acceptable to the Investor Nominees.

                           7.10     USE OF SCHERER  HEALTHCARE,  INC.  NAME.
Each Company acknowledges that the Investor has no responsibility for managing the Companies and agrees that any use or reference to the Investor in any publicly available or otherwise widely disseminated document or communication must be approved, in writing, in advance by the Investor.

                           7.11     SUBSIDIARIES.  Each  Subsidiary  of either
Company, whether now existing or hereafter formed or acquired, is (and shall be) wholly-owned by the Company. Each Subsidiary shall be bound by and comply with all covenants contained herein and in the Related Agreements.

                           7.12     OPTIONS.  Parent shall only grant options or
warrants to acquire capital stock of the Company based on the recommendations of management of the Company and with the approval of the Board of Directors and the compensation committee, including approval of the Investor Nominees then serving as directors. All such options or warrants shall be granted pursuant customary stock option or warrant agreements, including vesting and other typical provisions.

                           7.13     INDEMNIFICATION OF DIRECTORS.  Each Company
shall take all actions (including, without limitation, any amendment of the articles or certificate of incorporation or the bylaws) required to assure that the articles or certificate of incorporation and the bylaws of each Company provide at all times for exculpation from liability and indemnification of the directors of the Company to the full extent permitted by law.

                           7.14     SECURITIES  ACT  REGISTRATION.  As soon as
practicable but in no event later than December 31, 1999, Parent shall file with the Securities and Exchange Commission (the "SEC") a registration statement on Form 10 or Form 10-SB (or other appropriate form) to register the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Thereafter, Parent shall timely file with the SEC all reports required to be filed under the Exchange Act, including without limitations Forms 10-K and 10-Q or Forms 10-KSB and 10-QSB, in order to maintain such registration under the Exchange Act.

                           7.15     FUTURE  OPTION  GRANTS.  Parent  agrees that
it will not issue any options, warrants or other rights to acquire Common Stock (including securities convertible into shares of Common Stock) after the Closing Date unless such options, warrants or other rights have an exercise price per share of Common Stock of no less than the market value per share of the Common Stock at the time of grant or $1.00 per share, whichever is greater. Notwithstanding the foregoing, Parent shall be entitled to grant to (a) Timothy O'Neill options to purchase 100,000 shares of Common Stock at an exercise price of $.75 per share, (b) Michael Allen options to purchase 100,000 shares of Common Stock at an exercise price of $.65 per share, (c) Kilbourn Surety IBC warrants to purchase Common Stock at an exercise price of $.75 per share in accordance with the terms of the existing agreement between Parent and Kilbourn Securities IBC and (d) Schneider Securities, Inc. warrants to purchase 18,750 shares of Common Stock at an exercise price of $.60 per share pursuant to the existing agreement between Parent and Schneider Securities, Inc. Additionally, nothing in this Agreement shall prohibit Parent from extending the exercise period of the following options and warrants; provided that such extension is for no more than three years and is approved by the Board of Directors of Parent after the election of the Investor Nominees to such Board: (i) options to purchase 321,931 shares of Common Stock at an exercise price of $.3728 previously granted to Robert McGuire; (ii) options to purchase 321,931 shares of Common Stock at an exercise price of $.3728 previously granted to A. Ward McCally; (iii) options to purchase 40,242 shares of Common Stock at an exercise price of $.6212 previously granted to Brian R. McGuire; (iv) warrants to purchase 1,207,240 shares of Common Stock at an exercise price of $.7455 previously granted to Robert McGuire; (v) warrants to purchase 1,207,240 shares of Common Stock at an exercise price of $.7455 previously granted to WCI, Inc.; and (vi) warrants to purchase 603,620 shares of Common Stock at an exercise price of $.7455 previously granted to A. Ward McCally.

                           7.16     RELATED PARTY  TRANSACTIONS.  From and after
the date hereof, all compensation paid by the Company or its Subsidiaries to any director of the Company (other than compensation paid to directors who are full time employees of the Company) must be approved in advance by a majority of the disinterested directors of Parent then serving as directors. 7.17 CONSULTANTS. The Company agrees not to renew, amend or replace any of the existing contracts with its consultants and financial advisors.

                  8.       MISCELLANEOUS.

                           8.1      SURVIVAL OF  WARRANTIES. The warranties and
representations of the parties contained in or made pursuant to this Agreement shall survive any investigation made by any Investor and shall survive the execution and delivery of this Agreement and the Closing until the expiration of the applicable statute of limitations.

                           8.2      NOTICES.  All  notices,  claims,  requests,
demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                  if to the Companies:

                           Econometrics, Inc.
                           One Illinois Center
                           111 East Wacker Drive, Suite 1250
                           Chicago, Illinois   60601
                           Telecopy: (312) 616-8401
                           Attention: Chairman and Chief Executive Officer

                  With copy to:

                           Ross & Hardies
                           150 North Michigan Avenue
                           Suite 2500
                           Chicago, Illinois 60601
                           Telecopy: (312) 750-8600
                           Telephone: (312) 750-8693
                           Attention: Lawrence R. Samuels

                  If to Investor:

                           Scherer Healthcare, Inc.
                           120 Interstate North Parkway
                           Suite 305
                           Atlanta, Georgia 30339
                           Telecopier:  (770) 933-1880
                           Attention:  Robert  P.  Scherer,  Jr.,
                           Chairman of the Board, President and Chief Executive Officer

                  With copy to:

                           Morris, Manning & Martin, L.L.P.
                           1600 Atlanta Financial Center
                           3343 Peachtree Road, N.E.
                           Atlanta, Georgia 30326
                           Telecopy: (404) 365-9532
                           Telephone (404) 233-7000
                           Attention: David M. Calhoun

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the fifth business day following that on which the piece of mail containing such communication is posted.

                           8.3      GOVERNING LAW.   This  Agreement  is made
and entered into in the State of Illinois and the internal laws of the State of Illinois (without giving effect to the principles of conflicts of laws or choice of law) shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder.

                           8.4      COUNTERPARTS.    This  Agreement  may be
executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                           8.5      CAPTIONS AND SECTION  HEADINGS.  Section
titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

                           8.6      SINGULAR  AND PLURAL,  ETC.  Whenever  the
singular number is used herein and where required by the context, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

                           8.7      AMENDMENTS  AND  WAIVERS.  This  Agreement
may be amended only by a written instrument signed by the Company and by the Investor. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The failure of any party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by any party of any term or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by such party.

                           8.8      SUCCESSORS  AND ASSIGNS.  All rights,
covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

                           8.9      EXPENSES.  The  Companies  and the  Investor
will each bear their respective legal and other fees and expenses in connection with the transactions contemplated in this Agreement.

                           8.10     FURTHER  ASSURANCES.  Each  party  hereto
agrees to do all acts and to make, execute and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

                           8.11     ENTIRE  AGREEMENT.  This  Agreement,  the
Exhibits and Schedules hereto, the Related Agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with respect to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreement except as specifically set forth herein or therein.

                           8.12     SEVERABILITY.  In  case  any  provision  of
the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                            (signatures on next page)

         IN WITNESS WHEREOF, the parties hereto have executed this 8% Convertible Debenture Purchase Agreement as of the day and year first above written. PARENT:

ECONOMETRICS, INC.,

a Colorado corporation



By:  /s/ Robert R. McGuire

Name: Robert R. McGuire

Title: Chairman/CEO




SUB:

ECONOMETRICS, INC.,

an Illinois corporation



By:  /s/ Robert R. McGuire

Name: Robert R. McGuire

Title: Chairman/CEO




INVESTOR:

SCHERER HEALTHCARE, INC.



By:  /s/ Robert P. Scherer, Jr.

Name: Robert P. Scherer, Jr.

Title: Chairman, President and Chief Executive Officer

                               ECONOMETRICS, INC.



                   8% CONVERTIBLE DEBENTURE PURCHASE AGREEMENT



                                   DATED AS OF



                               SEPTEMBER 30, 1999

                                   APPENDIX A



                                  DEFINED TERMS



         "APPLICABLE PERIOD" shall mean the period beginning on the date hereof and ending at such time as both (i) all principal and interest under the Debenture has been repaid in full or converted into Conversion Shares and (ii) the Investor, together with its "affiliates" (as defined in Section ___ of the Securities Act) holds, directly or indirectly, fewer than 15% of the Conversion Shares that the Investor acquired or could have acquired upon conversion in full of the Debenture.

         "EQUITY SECURITIES" shall mean (i) all shares of capital stock of the Company, (ii) all options, warrants, or other rights to purchase or otherwise acquire from the Company shares of its capital stock or securities convertible or exchangeable into, or exerciseable for, capital stock, and (iii) all securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of the Company.

         "PERSON" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

         "SECURITIES" means "securities" as defined in Section 2(1) of the Securities Act.

         "SUBSIDIARIES" means, with respect to any Person, any other Person whose shares of stock or other Securities having a majority of the general voting power in electing the board of directors or equivalent governing body of such other Person are, at the time as of which any determination is made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries.

         The following terms shall have the meanings ascribed to such terms in the Section of the Agreement reference below:


         TERM                                                 SECTION

         "Agreement"                                          Preamble
         "Audited Balance Sheets"                             2.7
         "Audited Financial Statements"                       2.7(a)
         "Bank"                                               2.26(a)
         "Budget"                                             7.4
         "Closing"                                            1.2
         "Common Stock"                                       2.2(b)
         "Company"                                            Preamble
         "Conversion Shares"                                  2.5
         "Debenture"                                          Recitals
         "Debenture Certificate"                              Recitals
         "ERISA"                                              2.18


         "Exchange Act"                                       7.14
         "Financial Statements"                               2.7(a)
         "GAAP"                                               2.7(a)
         "Georgia Act"                                        2.15
         "Goldberg Group"                                     2.7(c)
         "Goldberg Group Loans"                               2.7(c)
         "Intellectual Property Rights"                       2.11
         "Interim Balance Sheet"                              2.7(a)
         "Interim Financial Statements"                       2.7(a)
         "Investor"                                           Preamble
         "Investor Nominees"                                  7.1
         "Licensed Rights"                                    2.11(d)
         "Material Adverse Effect"                            2.1(c)
         "Material Documents                                  2.13(b)
         "Plans"                                              2.18
         "Purchase Price"                                     1.1
         "Registration Rights Agreement"                      5.7
         "Related Agreements"                                 2.1(b)
         "SEC"                                                7.14
         "Securities Act"                                     2.15
         "Stockholders Agreement"                             5.6